EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                February 10, 2012



Advisors Asset Management, Inc.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 823
        Advisors Corporate Trust-Navellier/Dial High Income Opportunities
                              Portfolio, Series 45
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Gentlemen:

We have examined the Registration Statement File No. 333-178264, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 823.
Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer